Exhibit 99.1

FOR IMMEDIATE RELEASE	New York, NY (July 21, 2023)

Interpublic Announces Second Quarter and First Half 2023 Results

Second Quarter
•Total revenue, including billable expenses, was $2.67 billion
•Revenue before billable expenses ("net revenue") was $2.33 billion, a decrease of 2.0%, with organic decrease of 1.7%
•Reported net income was $265.5 million
•Adjusted EBITA before restructuring charges was $330.2 million
•Margin of adjusted EBITA before restructuring charges was 14.2% on revenue before billable expenses
•Diluted earnings per share was $0.68 as reported and $0.74 as adjusted
•Diluted EPS as reported and adjusted includes tax benefit of $0.17 per share related to the conclusion of prior period routine Federal tax audits

Philippe Krakowsky, CEO of IPG:

“During the second quarter, we saw the same puts-and-takes on revenue that we have identified and discussed since the beginning of the year. Notably, among our client sectors, tech continued to weigh significantly on growth. In addition, modestly heightened macro uncertainty impacted certain of our specialty assets and traditional consumer agencies. Concurrently, we continued to deliver strong growth in areas of the business that have been important drivers of our success over several years, namely our media offerings and the healthcare sector. We also saw solid growth in disciplines such as public relations and our experiential offerings during the quarter. Taken together, these factors resulted in Q2 organic revenue performance that is inconsistent with our expectations and our long-term track record of strong growth. Despite this challenge, our operating discipline was evident in our ability to deliver a favorable margin result.

“Given our first six months, we are revising our full-year organic growth expectation to 1% to 2%, while remaining fully committed to our existing margin target for the year of 16.7%, which represents margin expansion relative to 2022. Our new business performance to date this year has been exceptionally strong, featuring wins in many of the industry’s largest and most competitive reviews. These speak to the strength of our offerings, underpinned by our foundational data and technology infrastructure, and will provide strong tailwinds as we move into the back half of this year and even more so in 2024.”

Summary

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Revenue
•Second quarter 2023: Total revenue, which includes billable expenses, was $2.67 billion, compared $2.74 billion in the second quarter of 2022. Revenue before billable expenses ("net revenue") was $2.33 billion, a decrease of 2.0% from the second quarter of 2022. The organic decrease of net revenue was 1.7% from the second quarter of 2022, compared to an organic increase of 7.9% during the second quarter of 2022.
•First half 2023: Total revenue, which includes billable expenses, was $5.19 billion, compared $5.30 billion in the first half of 2022. Revenue before billable expenses ("net revenue") was $4.51 billion, a decrease of 2.1% from the first half of 2022. The organic decrease of net revenue was 0.9% from the first half of 2022, compared to an organic increase of 9.6% during the first half of 2022.

Operating Results
•In the second quarter of 2023, operating income was $310.7 million compared to $349.1 million in 2022. Adjusted EBITA before restructuring charges was $330.2 million compared to $370.1 million for the same period in 2022. Second quarter 2023 margin of adjusted EBITA before restructuring charges was 14.2% on revenue before billable expenses.
•In the first half of 2023, operating income was $499.0 million compared to $594.8 million in 2022. Adjusted EBITA before restructuring charges was $541.0 million, compared to $643.7 million for the same period in 2022. First half of 2023 margin of adjusted EBITA before restructuring charges was 12.0% on revenue before billable expenses.
•Refer to reconciliations in the appendix within this press release for further detail.

Net Results
•In the second quarter of 2023, the income tax provision was $10.6 million on income before income taxes of $278.6 million. In the first half of 2023, the income tax provision was $44.4 million on income before income taxes of $444.6 million.
•The income tax provision in the second quarter and first half of 2023 includes a benefit of $64.2 million, or $0.17 per basic and diluted share, related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018, which is primarily non-cash.
•Second quarter 2023 net income available to IPG common stockholders was $265.5 million, resulting in earnings of $0.69 per basic share and $0.68 per diluted share compared to earnings of $0.58 per basic and diluted share for the same period in 2022. Adjusted earnings were $0.74 per diluted share, including a benefit of $0.17 per diluted share related to the tax audit settlement. Adjusted earnings per diluted share was $0.63 a year ago. Second quarter 2023 adjusted earnings excludes after-tax amortization of acquired intangibles of $17.0 million, after-tax restructuring credit of $1.3 million and an after-tax loss of $4.0 million on the sales of businesses.
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

•First half 2023 net income available to IPG common stockholders was $391.5 million, resulting in earnings of $1.01 per basic share and diluted share compared to earnings of $0.99 per basic and $0.98 per diluted share for the same period in 2022. Adjusted earnings were $1.11 per diluted share, including a benefit of $0.17 per diluted share related to the tax audit settlement. Adjusted earnings per diluted share was $1.10 a year ago. First half 2023 adjusted earnings excludes after-tax amortization of acquired intangibles of $33.7 million and an after-tax loss of $6.9 million on the sales of businesses.
•Refer to reconciliations in the appendix within this press release for further detail.

Operating Results

Revenue
Revenue before billable expenses of $2.33 billion in the second quarter of 2023 decreased 2.0% compared with the same period in 2022. Compared to the second quarter of 2022, the effect of foreign currency translation was negative 1.0%, the impact of net acquisitions was positive 0.7%, and the resulting organic decrease of net revenue was 1.7%.

Revenue before billable expenses of $4.51 billion in the first half of 2023 decreased 2.1% compared with the same period in 2022. Compared to the first half of 2022, the effect of foreign currency translation was negative 1.6%, the impact of net acquisitions was positive 0.4%, and the resulting organic decrease of net revenue was 0.9%.

Operating Expenses
In the second quarter of 2023, total operating expenses, excluding billable expenses, decreased 0.4%. In the first half of 2023, total operating expenses, excluding billable expenses, were approximately unchanged from a year ago.

In the second quarter of 2023, staff cost ratio, which is total salaries and related expenses as a percentage of revenue before billable expenses, increased to 68.7% compared to 66.9% for the same period in 2022. Total salaries and related expenses in the second quarter of 2023 were $1.60 billion, an increase of 0.5% from a year ago. The increase was primarily due to an increase in base salaries, benefits and tax as well as an increase in severance expense, partially offset by a decrease in performance-based employee compensation expense and temporary help expense. In the first half of 2023, staff cost ratio increased to 70.5% compared to 68.5% for the same period in 2022. Total salaries and related expenses in the first half of 2023 were $3.18 billion, an increase of 0.7% from a year ago. The increase was primarily driven by similar factors to those noted above for the second quarter of 2023.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

In the second quarter of 2023, office and other direct expenses as a percentage of revenue before billable expenses decreased to 14.6% compared to 14.7% for the same period in 2022. Office and other direct expenses were $340.5 million in the second quarter of 2023, a decrease of 2.7% from a year ago, primarily due to decreases in employment costs, occupancy expense, client service costs and professional consulting fees, partially offset by an increase in bad debt expense. In the first half of 2023, office and other direct expenses as a percentage of revenue before billable expenses increased to 14.9% compared to 14.6% for the same period in 2022. Office and other direct expenses were $670.8 million in the first half of 2023, a decrease of 0.4% from a year ago, primarily due to decreases in employment costs, occupancy expense and client service costs, partially offset by increases in travel and entertainment expense.

Selling, general and administrative ("SG&A") expenses were $13.9 million in the second quarter of 2023, a decrease of 28.4% from a year ago, primarily due to decreases in performance-based incentive compensation expense. Selling, general and administrative ("SG&A") expenses were $26.8 million in the first half of 2023, a decrease of 30.7% from a year ago, primarily due to decreases in performance-based incentive compensation expense.

Depreciation and amortization expense decreased by 0.9% during the second quarter of 2023 and decreased by 1.4% during the first half of 2023.

Restructuring charges in the second quarter of 2023 were $(1.7) million, consisting of adjustments to our 2022 and 2020 restructuring actions. Restructuring charges in the first half of 2023 were $(0.1) million, consisting of adjustments to our 2022 and 2020 restructuring actions.

Non-Operating Results and Tax
Net interest expense decreased by $2.1 million to $27.7 million in the second quarter of 2023 from a year ago, primarily attributable to higher interest rates on net deposits, partially offset by lower net cash balances. Net interest expense decreased by $16.1 million to $43.3 million in the first half of 2023 from a year ago, primarily attributable to higher interest rates on net deposits, partially offset by lower net cash balances.

Other expense, net was $4.4 million in the second quarter of 2023, and was $11.1 million in the first half of 2023, which primarily consisted of losses related to dispositions of small, non-strategic agencies.

The income tax provision in the second quarter of 2023 was $10.6 million on income before income taxes of $278.6 million. This compares to an income tax provision of $83.7 million for the second quarter of 2022 on income before income taxes of $314.8 million. The income tax
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

provision in the first half of 2023 was $44.4 million on income before income taxes of $444.6 million. This compares to an income tax provision of $132.8 million for the first half of 2022 on income before income taxes of $524.7 million. The income tax provision in the second quarter and first half of 2023 includes benefit of $64.2 million related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018, which is primarily non cash.

Balance Sheet
At June 30, 2023, cash and cash equivalents totaled $1.63 billion, compared to $2.55 billion at December 31, 2022 and $1.98 billion on June 30, 2022. Total debt was $3.20 billion at June 30, 2023, compared to $2.92 billion at December 31, 2022.

Share Repurchase Program
During the first half of 2023, the Company repurchased 3.5 million shares of its common stock at an aggregate cost of $128.0 million and an average price of $36.40 per share, including fees.

Common Stock Dividend
During the second quarter of 2023, the Company declared and paid a common stock cash dividend of $0.310 per share, for a total of $119.4 million.

For further information regarding the Company's financial results as well as certain non-GAAP measures including organic revenue before billable expenses change, adjusted EBITA, adjusted EBITA before restructuring charges and adjusted earnings per diluted share, and the reconciliations thereof, please refer to the appendix within this press release and our Investor Presentation filed on Form 8-K herewith and available on our website, www.interpublic.com.

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Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

About Interpublic
Interpublic (NYSE: IPG) (www.interpublic.com) is a values-based, data-fueled, and creatively-driven provider of marketing solutions. Home to some of the world’s best-known and most innovative communications specialists, IPG global brands include Acxiom, Craft, FCB, FutureBrand, Golin, Huge, Initiative, IPG Health, Jack Morton, Kinesso, MAGNA, Matterkind, McCann, Mediabrands, Mediahub, Momentum, MRM, MullenLowe Group, Octagon, R/GA, UM, Weber Shandwick and more. IPG is an S&P 500 company with total revenue of $10.93 billion in 2022.

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Contact Information
Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements. Statements in this report that are not historical facts, including statements regarding guidance, goals, intentions, and expectations as to future plans, trends, events, or future results of operations or financial position, constitute forward-looking statements. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results and outcomes to differ materially from those reflected in the forward-looking statements, and are subject to change based on a number of factors, including those outlined under item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission ("SEC"). Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

◦the effects of a challenging economy on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
◦our ability to attract new clients and retain existing clients;
◦our ability to retain and attract key employees;
◦the impacts of the COVID-19 pandemic, including potential developments like the emergence of more transmissible or virulent coronavirus variants, and associated mitigation measures, such as restrictions on businesses, social activities and travel, on the economy, our clients and demand for our services;
◦risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in interest rates, inflation rates and currency exchange rates;
◦the economic or business impact of military or political conflict in key markets;
◦risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a challenging economy;
◦potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
◦developments from changes in the regulatory and legal environment for advertising and marketing services companies around the world, including laws and regulations related to data protection and consumer privacy; and
◦the impact on our operations of general or directed cybersecurity events.

Investors should carefully consider the foregoing factors and the other risks and uncertainties that may affect our business, including those outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q and our other SEC filings. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any of them in light of new information, future events, or otherwise.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

APPENDIX

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2023 AND 2022 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Three Months Ended June 30,
	2023	2022	Fav. (Unfav.) % Variance
Revenue:
Revenue before Billable Expenses	$2,328.5	$2,375.5	(2.0)%
Billable Expenses	338.0	360.2	(6.2)%
Total Revenue	2,666.5	2,735.7	(2.5)%

Operating Expenses:
Salaries and Related Expenses	1,598.6	1,590.2	(0.5)%
Office and Other Direct Expenses	340.5	349.8	2.7%
Billable Expenses	338.0	360.2	6.2%
Cost of Services	2,277.1	2,300.2	1.0%
Selling, General and Administrative Expenses	13.9	19.4	28.4%
Depreciation and Amortization	66.5	67.1	0.9%
Restructuring Charges	(1.7)	(0.1)	>100%
Total Operating Expenses	2,355.8	2,386.6	1.3%
Operating Income	310.7	349.1	(11.0)%

Expenses and Other Income:
Interest Expense	(63.2)	(41.0)
Interest Income	35.5	11.2
Other Expense, Net	(4.4)	(4.5)
Total (Expenses) and Other Income	(32.1)	(34.3)

Income Before Income Taxes	278.6	314.8
Provision for Income Taxes	10.6	83.7
Income of Consolidated Companies	268.0	231.1
Equity in Net Income of Unconsolidated Affiliates	0.7	0.7
Net Income	268.7	231.8
Net Income Attributable to Non-controlling Interests	(3.2)	(2.2)
Net Income Available to IPG Common Stockholders	$265.5	$229.6

Earnings Per Share Available to IPG Common Stockholders:
Basic	$0.69	$0.58
Diluted	$0.68	$0.58

Weighted-Average Number of Common Shares Outstanding:
Basic	385.7	393.1
Diluted	387.7	396.8

Dividends Declared Per Common Share	$0.310	$0.290
Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A1

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES CONSOLIDATED SUMMARY OF EARNINGS SECOND QUARTER REPORT 2023 AND 2022 (Amounts in Millions except Per Share Data) (UNAUDITED)

	Six Months Ended June 30,
	2023	2022	Fav. (Unfav.) % Variance
Revenue:
Revenue before Billable Expenses	4,505.4	4,602.7	(2.1)%
Billable Expenses	682.1	701.5	(2.8)%
Total Revenue	5,187.5	5,304.2	(2.2)%

Operating Expenses:
Salaries and Related Expenses	3,175.9	3,154.6	(0.7)%
Office and Other Direct Expenses	670.8	673.2	0.4%
Billable Expenses	682.1	701.5	2.8%
Cost of Services	4,528.8	4,529.3	0.0%
Selling, General and Administrative Expenses	26.8	38.7	30.7%
Depreciation and Amortization	133.0	134.9	1.4%
Restructuring Charges	(0.1)	6.5	>100%
Total Operating Expenses	4,688.5	4,709.4	0.4%
Operating Income	499.0	594.8	(16.1)%

Expenses and Other Income:
Interest Expense	(119.0)	(80.4)
Interest Income	75.7	21.0
Other Expense, Net	(11.1)	(10.7)
Total (Expenses) and Other Income	(54.4)	(70.1)

Income Before Income Taxes	444.6	524.7
Provision for Income Taxes	44.4	132.8
Income of Consolidated Companies	400.2	391.9
Equity in Net Income of Unconsolidated Affiliates	0.6	0.8
Net Income	400.8	392.7
Net Income Attributable to Non-controlling Interests	(9.3)	(3.7)
Net Income Available to IPG Common Stockholders	$391.5	$389.0

Earnings Per Share Available to IPG Common Stockholders:
Basic	$1.01	$0.99
Diluted	$1.01	$0.98

Weighted-Average Number of Common Shares Outstanding:
Basic	385.8	393.8
Diluted	387.6	397.5

Dividends Declared Per Common Share	$0.620	$0.580

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A2

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended June 30, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$310.7	$(21.2)	$1.7		$330.2

Total (Expenses) and Other Income[3]	(32.1)			$(4.1)	(28.0)
Income Before Income Taxes	278.6	(21.2)	1.7	(4.1)	302.2
Provision for Income Taxes	10.6	4.2	(0.4)	0.1	14.5
Equity in Net Income of Unconsolidated Affiliates	0.7				0.7
Net Income Attributable to Non-controlling Interests	(3.2)				(3.2)
Net Income Available to IPG Common Stockholders	$265.5	$(17.0)	$1.3	$(4.0)	$285.2

Weighted-Average Number of Common Shares Outstanding - Basic	385.7				385.7
Dilutive effect of stock options and restricted shares	2.0				2.0
Weighted-Average Number of Common Shares Outstanding - Diluted	387.7				387.7

Earnings per Share Available to IPG Common Stockholders[4,5]:
Basic	$0.69	$(0.04)	$0.00	$(0.01)	$0.74
Diluted	$0.68	$(0.04)	$0.00	$(0.01)	$0.74

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale, as well as a loss related to the sale of an equity investment.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), includes a positive impact of $0.17 related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A3

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Six Months Ended June 30, 2023
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges	Net Losses on Sales of Businesses[1]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[2]	$499.0	$(42.1)	$0.1		$541.0

Total (Expenses) and Other Income[3]	(54.4)			$(8.3)	(46.1)
Income Before Income Taxes	444.6	(42.1)	0.1	(8.3)	494.9
Provision for Income Taxes	44.4	8.4	(0.1)	1.4	54.1
Equity in Net Income of Unconsolidated Affiliates	0.6				0.6
Net Income Attributable to Non-controlling Interests	(9.3)				(9.3)
Net Income Available to IPG Common Stockholders	$391.5	$(33.7)	$0.0	$(6.9)	$432.1

Weighted-Average Number of Common Shares Outstanding - Basic	385.8				385.8
Dilutive effect of stock options and restricted shares	1.8				1.8
Weighted-Average Number of Common Shares Outstanding - Diluted	387.6				387.6

Earnings per Share Available to IPG Common Stockholders[4,5]:
Basic	$1.01	$(0.09)	$0.00	$(0.02)	$1.12
Diluted	$1.01	$(0.09)	$0.00	$(0.02)	$1.11

[1] Primarily relates to losses on complete dispositions of businesses and the classification of certain assets as held for sale, as well as a loss related to the sale of an equity investment.
[2] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[3] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[4] Earnings per share amounts calculated on an unrounded basis.
[5] Basic and diluted earnings per share, both As Reported and Adjusted Results (Non-GAAP), includes a positive impact of $0.17 related to the settlement of U.S. Federal Income Tax Audits for the years 2017-2018.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A4

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions) (UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue Before Billable Expenses	$2,328.5	$2,375.5	$4,505.4	$4,602.7

Non-GAAP Reconciliation:
Net Income Available to IPG Common Stockholders	$265.5	$229.6	$391.5	$389.0

Add Back:
Provision for Income Taxes	10.6	83.7	44.4	132.8
Subtract:
Total (Expenses) and Other Income	(32.1)	(34.3)	(54.4)	(70.1)
Equity in Net Income of Unconsolidated Affiliates	0.7	0.7	0.6	0.8
Net Income Attributable to Non-controlling Interests	(3.2)	(2.2)	(9.3)	(3.7)
Operating Income	310.7	349.1	499.0	594.8

Add Back:
Amortization of Acquired Intangibles	21.2	21.1	42.1	42.4

Adjusted EBITA	$331.9	$370.2	$541.1	$637.2
Adjusted EBITA Margin on Revenue before Billable Expenses %	14.3%	15.6%	12.0%	13.8%

Restructuring Charges[1]	(1.7)	(0.1)	(0.1)	6.5

Adjusted EBITA before Restructuring Charges	$330.2	$370.1	$541.0	$643.7
Adjusted EBITA before Restructuring Charges Margin on Revenue before Billable Expenses %	14.2%	15.6%	12.0%	14.0%

[1] Net restructuring charges were $(1.7) million for the second quarter of 2023 and $(0.1) million for the six months ended June 30, 2023, which represent adjustments to our 2022 and 2020 restructuring actions. Net restructuring charges of $(0.1) million for the second quarter of 2022 and $6.5 million for the six months ended June 30, 2022, which represent adjustments to our restructuring actions taken in 2020.

Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A5

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Three Months Ended June 30, 2022
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Business Dispositions[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$349.1	$(21.1)	$0.1		$370.1

Total (Expenses) and Other Income[4]	(34.3)			$(4.2)	(30.1)
Income Before Income Taxes	314.8	(21.1)	0.1	(4.2)	340.0
Provision for Income Taxes	83.7	4.3	0.0	0.0	88.0
Equity in Net Income of Unconsolidated Affiliates	0.7				0.7
Net Income Attributable to Non-controlling Interests	(2.2)				(2.2)
Net Income Available to IPG Common Stockholders	$229.6	$(16.8)	$0.1	$(4.2)	$250.5

Weighted-Average Number of Common Shares Outstanding - Basic	393.1				393.1
Dilutive effect of stock options and restricted shares	3.7				3.7
Weighted-Average Number of Common Shares Outstanding - Diluted	396.8				396.8

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.58	$(0.04)	$0.00	$(0.01)	$0.64
Diluted	$0.58	$(0.04)	$0.00	$(0.01)	$0.63

[1] Restructuring charges of $(0.1) in the second quarter of 2022 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Primarily includes a non-cash loss in the second quarter of 2022 related to the deconsolidation of a previously consolidated subsidiary in which we maintain an equity interest, as well as losses on complete dispositions of businesses and the classification of certain assets as held for sale.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

A6

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS (Amounts in Millions except Per Share Data) (UNAUDITED)
	Six Months Ended June 30, 2022
	As Reported	Amortization of Acquired Intangibles	Restructuring Charges[1]	Net Losses on Business Dispositions[2]	Adjusted Results (Non-GAAP)
Operating Income and Adjusted EBITA before Restructuring Charges[3]	$594.8	$(42.4)	$(6.5)		$643.7

Total (Expenses) and Other Income[4]	(70.1)			$(10.6)	(59.5)
Income Before Income Taxes	524.7	(42.4)	(6.5)	(10.6)	584.2
Provision for Income Taxes	132.8	8.5	1.6	0.0	142.9
Equity in Net Income of Unconsolidated Affiliates	0.8				0.8
Net Income Attributable to Non-controlling Interests	(3.7)				(3.7)
Net Income Available to IPG Common Stockholders	$389.0	$(33.9)	$(4.9)	$(10.6)	$438.4

Weighted-Average Number of Common Shares Outstanding - Basic	393.8				393.8
Dilutive effect of stock options and restricted shares	3.7				3.7
Weighted-Average Number of Common Shares Outstanding - Diluted	397.5				397.5

Earnings per Share Available to IPG Common Stockholders[5]:
Basic	$0.99	$(0.09)	$(0.01)	$(0.03)	$1.11
Diluted	$0.98	$(0.09)	$(0.01)	$(0.03)	$1.10

[1] Restructuring charges of $6.5 in the first half of 2022 were related to adjustments to our restructuring actions taken in 2020, which were designed to reduce our operating expenses structurally and permanently relative to revenue and to accelerate the transformation of our business.

[2] Includes losses on complete dispositions of businesses and the classification of certain assets as held for sale, as well as a non-cash loss in the second quarter of 2022 related to the deconsolidation of a previously consolidated subsidiary in which we maintain an equity interest.

[3] Refer to non-GAAP reconciliation of Adjusted EBITA before Restructuring Charges on page A5 in the appendix.
[4] Consists of non-operating expenses including interest expense, interest income and other expense, net.
[5] Earnings per share amounts calculated on an unrounded basis.
Note: Management believes the resulting comparisons provide useful supplemental data that, while not a substitute for GAAP measures, allow for greater transparency in the review of our financial and operational performance.

Interpublic Group 909 Third Avenue New York, NY 10022 212-704-1200 tel 212-704-1201 fax

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